KKR REAL ESTATE FINANCE TRUST INC. REPORTS
FIRST QUARTER 2017 FINANCIAL RESULTS AND ANNOUNCES QUARTERLY DIVIDEND

New York, NY, June 14, 2017 - KKR Real Estate Finance Trust Inc. (the “Company” or “KREF”) (NYSE:KREF) today reported financial results for the quarter ended March 31, 2017.

Reported net income attributable to common stockholders of $10.4 million, or $0.39 per basic and diluted share of common stock, for the three months ended March 31, 2017, as compared to net income attributable to common stockholders of $0.9 million, or $0.06 per basic and diluted share of common stock, for the three months ended March 31, 2016.

Reported Net Core Earnings of $8.9 million, or $0.33 per diluted share of common stock, for the three months ended March 31, 2017, as compared to Net Core Earnings of $5.7 million, or $0.38 per diluted share of common stock, for the three months ended March 31, 2016.

Today, the Company declared a $0.25 dividend per share of common stock for the quarter ended June 30, 2017. The dividend is payable on July 14, 2017 to common stockholders of record as of June 30, 2017.

First Quarter 2017 Highlights

•	Committed $291.0 million to new floating-rate senior loans

•	Current portfolio of $1,079.4 million is 100% performing and 88.0% floating-rate with a weighted average loan-to-value ratio ("LTV") of 67.1%

•	Book value was $646.9 million as of March 31, 2017 or $20.51 per share

“We had a strong start to the year, committing over $521 million of new floating-rate senior loans to date.  In addition, we successfully completed an initial public offering of our shares in May 2017, that increased our book value to over $1.0 billion.  Our equity capital combined with our $1.8 billion of financing capacity gives us ample liquidity to fund our forward pipeline and scale the Company’s portfolio,” said Chris Lee and Matt Salem, Co-Chief Executive Officers of KREF.
First Quarter 2017 Operating Results
The Company reported net income attributable to common stockholders of $10.4 million, or $0.39 per basic and diluted share of common stock, for the three months ended March 31, 2017, as compared to net income attributable to common stockholders of $0.9 million, or $0.06 per basic and diluted share of common stock, for the three months ended March 31, 2016. KREF reported Net Core Earnings of $8.9 million, or $0.33 per basic and diluted share of common stock, for the three months ended March 31, 2017, as compared to Net Core Earnings of $5.7 million, or $0.38 per basic and diluted share of common stock, for the three months ended March 31, 2016.

First Quarter 2017 Investment Activity
During the first quarter, KREF committed capital to the following floating-rate senior loans ($ in thousands):

Description/ Location	Property Type	Month Originated	Maximum Face Amount	Initial Face Amount Funded	Interest Rate(A)	Maturity Date(B)	LTV
Senior Loan, Austin, TX	Multifamily	February 2017	$72,800	$59,000	L + 4.2%	March 2022	70.5%
Senior Loan, Denver, CO	Multifamily	February 2017	85,875	75,750	L + 3.8	March 2022	75.1
Senior Loan, Brooklyn, NY	Office	March 2017	132,300	97,000	L + 4.4	April 2022	68.3
Total/Weighted Average			$290,975	$231,750	L + 4.1%		71.1%

(A)	Floating rate based on one-month USD LIBOR.

(B)	Maturity date assumes all extension options are exercised, if applicable.

The weighted average underwritten internal rate of return of the collective loans originated in the first quarter is 13.8%.

Quarter End Portfolio Summary
The following table sets forth certain information regarding the Company’s portfolio at March 31, 2017 ($ in millions):

Investment	Committed Principal Amount	Current Carrying Value	Weighted Average Coupon(B)(C)	Max Remaining Term (Years)(B)(D)	Weighted Average LTV(B)
Senior Loans(A)	$1,080.6	$854.1	L + 4.4%	4.4	66.8%
Mezzanine Loans(E)	102.7	82.1	10.6	4.6	76.3
Preferred Equity(F)	36.8	36.8	L + 10.5	4.9	60.2
CMBS B-Pieces(G)	104.5	104.5	4.2	8.6	65.0
Total/Weighted Average	$1,324.6	$1,077.5	5.9%	4.9	67.1%

(A)
Senior loans include senior mortgages and similar credit quality investments, including junior participations in our originated senior loans for which we have syndicated the senior participations and retained the junior participations for our portfolio.

(B)	Weighted average is weighted by current principal amount for our senior and mezzanine loans and preferred equity and by net equity for our CMBS B-Pieces.

(C)	L = one-month USD LIBOR rate; spot rate of 0.98% included in mezzanine loan and portfolio-wide averages represented as fixed rates.

(D)	Max remaining term (years) assumes all extension options are exercised, if applicable.

(E)	Total amount does not include principal paydowns or amortization specific to one mezzanine loan.

(F)	Coupon includes a 3.5% fixed accrual rate which steps up to a 4.0% fixed accrual in years six and seven. The investment includes a 1.0% LIBOR floor.

(G)	Represents CMBS B-Pieces with an aggregate current principal amount of $309.2.

Portfolio Performance
As of March 31, 2017, the average risk rating of the Company's portfolio was 3.0 (Average Risk), weighted by investment carrying value, with 98.2% of the total loan portfolio rated 3 (Average Risk) or better by KKR Real Estate Manager LLC (our "Manager"). As of March 31, 2017 and December 31, 2016, no investments were rated 5 (Impaired/Loss Likely).

Non-GAAP Financial Measures

Reconciliation of Net Core Earnings to Net Income Attributable to Common Stockholders
The table below reconciles Net Core Earnings and Net Core Earnings per basic and diluted share of common stock with net income attributable to common stockholders and net income attributable to common stockholders per basic and diluted share of common stock for the three months ended March 31, 2017 and March 31, 2016 ($ amounts in thousands, except per share data):

	Three Months Ended	Earnings Per Share (Diluted)	Three Months Ended	Earnings Per Share (Diluted)
	March 31, 2017		March 31, 2016
Net Income (Loss) Attributable to Common Stockholders	$10,364	$0.39	$857	$0.06
Adjustments
Non-cash equity compensation expense	—	—	—	—
Incentive compensation to affiliate	—	—	277	0.02
Depreciation and amortization	—	—	—	—
Unrealized (gains) or losses	(1,498)	(0.06)	4,794	0.32
Core Earnings(A)	$8,866	$0.33	$5,928	$0.40
Incentive compensation to affiliate	—	—	(277)	(0.02)
Net Core Earnings(A)	$8,866	$0.33	$5,651	$0.38
Weighted average number of shares of common stock outstanding, basic and diluted	26,879,428		14,911,141

(A)	Excludes $1.2 million, or $0.05 per weighted average share outstanding, of original issue discount on CMBS B-Pieces accreted as a component of taxable income during 1Q 2017.

Book Value
The Company’s book value per share of common stock was $20.51 at March 31, 2017, as compared to book value per share of common stock of $20.60 at December 31, 2016.

Subsequent Events

The following events occurred subsequent to quarter end:

Investing Activities

KREF originated the following senior loans subsequent to March 31, 2017 ($ amounts in thousands):

Description/ Location	Property Type	Month Originated	Maximum Face Amount	Initial Face Amount Funded	Interest Rate(A)	Maturity Date(B)	LTV
Senior Loan, Irvine, CA	Office	April 2017	$162,100	$130,000	L + 3.9%	May 2022	61.9%
Senior Loan, Atlanta, GA	Office	May 2017	61,900	42,500	L + 4.0	June 2022	70.5
Total/Weighted Average			$224,000	$172,500	L + 3.9%		64.0%

(A)	Floating rate based on one-month USD LIBOR.

(B)	Maturity date assumes all extension options are exercised, if applicable.

The weighted average underwritten IRR of the collective loans originated subsequent to March 31, 2017 is 12.4%.

Financing Activities

In April 2017, KREF amended and restated the Wells Fargo master repurchase facility to (i) increase the maximum facility size from $500.0 million to $750.0 million, (ii) extend the stated maturity to April 2020, which does not reflect two twelve-month facility term extensions available to KREF, which is contingent upon certain covenants and thresholds and (iii) amend certain other terms.

In April 2017, KREF used $212.7 million of cash to partially repay amounts drawn under the Morgan Stanley master repurchase facility.

In April 2017, KREF syndicated a $61.7 million senior interest of a senior loan that is subject to an $8.5 million future funding commitment by a third party lender, while retaining a $15.6 million junior non-recourse participation that is structured as a mezzanine loan.

In May 2017, KREF entered into a new $75.0 million corporate secured revolving credit facility administered by Barclays Bank PLC ("Barclays") that has an initial maturity of May 2019. The facility bears interest at a per annum rate equal to the sum of (i) a floating rate index and (ii) a margin.

In May 2017, KREF used $217.8 million of cash to partially repay amounts drawn under the Wells Fargo master repurchase facility.

Corporate Activities

Dividends

In April 2017, KREF's board of directors declared a $8.8 million dividend on its common stock, or $0.28 per share, with respect to the first quarter of 2017, which KREF paid on April 18, 2017 to shareholders of record on April 18, 2017.

In June 2017, KREF's board of directors declared a $13.4 million dividend on its common stock, or $0.25 per share, with respect to the second quarter of 2017, payable on July 14, 2017 to common stockholders of record as of June 30, 2017.

Equity Issuance/Redemption

In April 2017, KREF called capital from investors in the private placements closed during the year ended December 31, 2016 and issued 10,379,738 shares of its common stock at $20.00 per share for net proceeds of $207.6 million.

In May 2017, KREF completed its initial public offering of 11,787,500 shares of its common stock at a price of $20.50 per share, which included 1,537,500 shares of common stock issued in connection with the underwriters' exercise in full of their option to purchase additional shares, to the public. The offering generated net proceeds of approximately $225.9 million.

In May 2017, KREF redeemed all 125 issued and outstanding 12.5% Series A Preferred Stock for $0.1 million, representing the sum of $1,000.00 per share and all accrued and unpaid dividends for total proceeds of $0.1 million.

Share Repurchase Program

As contemplated in connection with our initial public offering, we have adopted a program to repurchase in the open market up to $100.0 million in shares of our common stock over the 12 month period commencing on or about June 14, 2017.

Teleconference Details:
The Company will host a conference call to discuss its financial results on Wednesday, June 14, 2017 at 10:00 a.m. Eastern Time. Members of the public who are interested in participating in the Company’s first quarter 2017 earnings teleconference call should dial from the U.S., (866) 807-9684, or from outside the U.S., +1 (412) 317-5415, shortly before 10:00 a.m. and reference the KKR Real Estate Finance Trust Inc. Teleconference Call; a pass code is not required. Please note the teleconference call will be available for replay beginning approximately two hours after the broadcast. To access the replay, callers from the U.S. should dial (877) 344-7529 and callers from outside the U.S. should dial +1 (412) 317-0088, and enter conference identification number 10107859.
Webcast:
The conference call will also be available on the Company’s website at www.kkrreit.com. To listen to a live broadcast, please go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. A replay of the webcast will also be available for 30 days on the Company’s website.
Supplemental Information
A slide presentation containing supplemental information about the Company’s financial results for the fiscal quarter ended March 31, 2017 may be accessed through the investor relations section of the Company’s website at www.kkrreit.com.
About KKR Real Estate Finance Trust Inc.
KKR Real Estate Finance Trust Inc. (NYSE: KREF) is a real estate investment trust that primarily originates or acquires senior loans collateralized by institutional-quality commercial real estate assets that are owned and operated by experienced and well-capitalized sponsors and located in liquid markets with strong underlying fundamentals. The Company's target assets also include mezzanine loans, preferred equity and other debt-oriented instruments with these characteristics. The Company is externally managed and advised by KKR Real Estate Finance Manager LLC, a registered investment adviser and a subsidiary of KKR & Co. L.P., a leading global alternative investment firm with a 40-year history of leadership, innovation and investment excellence and approximately $137.6 billion of assets under management as of March 31, 2017.
Additional information can be found on the Company’s website at www.kkrreit.com.
Forward-Looking Statements

This release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect the Company’s current views with respect to, among other things, its future operations and financial performance. You can identify these forward looking statements by the use of words such as “outlook,” “believe,” “expect,” “potential,” “continue,” “may,” “should,” “seek,” “approximately,” “predict,” “intend,” “will,” “plan,” “estimate,” “anticipate,” the negative version of these words, other comparable words or other statements that do not relate strictly to historical or factual matters. The forward-looking statements are based on the Company’s beliefs, assumptions and expectations, taking into account all information currently available to it. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to the Company or are within its control. Such forward-looking statements are subject to various risks and uncertainties, including, among other things: the general political, economic and competitive conditions in the United States and in any foreign jurisdictions in which the Company invests; the level and volatility of prevailing interest rates and credit spreads; adverse changes in the real estate and real estate capital markets; general volatility of the securities markets in which the Company participates; changes in the Company’s business, investment strategies or target assets; difficulty in obtaining financing or raising capital; reductions in the yield on the Company’s investments and increases in the cost of the Company’s financing; deterioration in the performance of properties securing the Company’s investments that may cause deterioration in the performance of the Company’s investments and potentially principal losses to the Company; defaults by borrowers in paying debt service on outstanding indebtedness; the adequacy of collateral securing the Company’s investments and declines in the fair value of the Company’s investments; the Company’s qualification as a REIT for U.S. federal income tax purposes and the Company’s exclusion from registration under the Investment Company Act; and other risks and uncertainties, including those described under the section entitled “Risk Factors” in the Company’s prospectus dated May 4, 2017, filed with the SEC on May 8, 2017, as such factors may be updated from time to time in the Company’s periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in this release. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements and information included in this release and in the Company’s filings with the SEC. All forward looking statements in this release speak only as of the date of this release. The Company undertakes no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by law.
CONTACT INFORMATION

Investor Relations:
KKR Real Estate Finance Trust Inc.
Sasha Barenbaum
Tel: +1-888-806-7781(U.S.) / +1-212-763-9048
KREF-IR@kkr.com

Media:
Kohlberg Kravis Roberts & Co. L.P.
Kristi Huller
Tel: +1-212-750-8300
media@kkr.com

Definitions:

"Loan-to-value ratio": Generally based on the initial loan amount divided by the as-is appraised value as of the date the loan was originated. For our senior and mezzanine loans, LTV is based on the initial loan amount divided by the as-is appraised value as of the date the loan was originated. For one mezzanine loan, LTV is based on the total loan amount divided by the as-is appraised value at March 17, 2017. For our preferred equity investment, LTV is based on the total loan amount plus the current principal amount of the preferred equity investment, divided by the as-is appraised value at March 30, 2017. For our CMBS B-Pieces, LTV is based on the weighted average LTV of the underlying loan pool.

"Internal Rate of Return": IRR is the annualized effective compounded rate of return that accounts for the time-value of money and represents the rate of return on an investment over a holding period. It is the discount rate that makes the net present value of all cash outflows (the costs of investment) equal to the net present value of cash inflows (returns on  investment). It is derived from the negative and positive cash flows resulting from or produced by each investment, whether positive, such as investment returns, or negative, such as transaction expenses or other costs of investment, taking into account the dates on which such cash flows occurred or are expected to occur, and compounding interest accordingly. The weighted average IRR shown in this presentation reflects the assumed returns on the investments underwritten by KKR Real Estate Finance Manager LLC, the Company’s external manager, assuming the forward looking one-month USD LIBOR curve at the time the loan was originated, the spread component of the cost of borrowings remains constant over the loan term, loan leverage at the underwritten advance rate, no dispositions, prepayments or defaults, and exercise of all applicable extension options. With respect to certain loans included in the weighted average IRR shown, the calculation also assumes estimates with respect to the timing and magnitude of the initial and future fundings for the total loan commitments. There can be no assurance that the actual weighted average IRRs will equal the weighted average IRRs shown.

"Core Earnings" and "Net Core Earnings": Used by the Company to evaluate the Company's performance excluding the effects of certain transactions and GAAP adjustments the Company believes are not necessarily indicative of the current loan activity and operations. Core Earnings and Net Core Earnings are measures that are not prepared in accordance with GAAP. The Company defines Core Earnings as net income (loss) attributable to stockholders or, without duplication, owners of the Company's subsidiaries, computed in accordance with GAAP, including realized losses not otherwise included in GAAP net income (loss) and excluding (i) non-cash equity compensation expense, (ii) the incentive compensation payable to the Company's Manager, (iii) depreciation and amortization, (iv) any unrealized gains or losses or other similar non-cash items that are included in net income for the applicable reporting period, regardless of whether such items are included in other comprehensive income or loss, or in net income, and (v) one-time events pursuant to changes in GAAP and certain material non-cash income or expense items after discussions between the Company's Manager and board of directors (and after approval by a majority of the independent directors). The exclusion of depreciation and amortization from the calculation of Core Earnings only applies to debt investments related to real estate to the extent the Company forecloses upon the property or properties underlying such debt investments. Net Core Earnings is Core Earnings less incentive compensation payable to the Company's Manager.

The Company believes providing Core Earnings and Net Core Earnings on a supplemental basis to net income as determined in accordance with GAAP is helpful to stockholders in assessing the overall performance of the Company's business. Core Earnings and Net Core Earnings should not be considered as substitutes for GAAP net income. The Company's methodology for calculating Core Earnings and Net Core Earnings may differ from the methodologies employed by other REITs to calculate the same or similar supplemental performance measures, and as a result, the Company's reported Core Earnings and Net Core Earnings may not be comparable to similar measures presented by other REITs.

KKR Real Estate Finance Trust Inc. and Subsidiaries

Condensed Consolidated Balance Sheets
(Amounts in thousands, except share and per share data)

	March 31, 2017	December 31, 2016
	(Unaudited)
Assets
Cash and cash equivalents	$153,624	$96,189
Restricted cash and cash equivalents	500	157
Commercial mortgage loans, held-for-investment, net	909,903	674,596
Commercial mortgage loans, held-for-sale, net	26,175	26,230
Preferred interest in joint venture, held-to-maturity	36,764	36,445
Equity investment in unconsolidated subsidiary	16	—
Accrued interest receivable	4,224	2,974
Other assets	5,332	2,728
Commercial mortgage loans held in variable interest entities, at fair value	5,447,026	5,426,084
Total Assets	$6,583,564	$6,265,403

Liabilities and Equity
Liabilities
Secured financing agreements, net	$586,935	$439,144
Accounts payable, accrued expenses and other liabilities	4,905	2,297
Accrued interest payable	742	593
Due to affiliates	262	1,728
Variable interest entity liabilities, at fair value	5,333,009	5,313,574
Total Liabilities	5,925,853	5,757,336

Commitments and Contingencies

Temporary Equity
Redeemable noncontrolling interests in equity of consolidated joint venture	3,039	3,030
Redeemable preferred stock	359	—

Permanent Equity
Preferred stock, 50,000,000 authorized (125 shares with stated value of $1,000.00 issued and outstanding as of March 31, 2017 and December 31, 2016 and 1 share with par value of $0.01 issued and outstanding as of March 31, 2017)	125	125
Common stock, 300,000,000 authorized (31,544,600 and 24,158,392 shares with par value of $0.01 issued and outstanding as of March 31, 2017 and December 31, 2016, respectively)	315	242
Additional paid-in capital	626,647	479,417
Retained earnings	19,823	17,914
Total KKR Real Estate Finance Trust Inc. stockholders’ equity	646,910	497,698
Noncontrolling interests in equity of consolidated joint venture	7,403	7,339
Total Permanent Equity	654,313	505,037
Total Liabilities and Equity	$6,583,564	$6,265,403

KKR Real Estate Finance Trust Inc. and Subsidiaries

Condensed Consolidated Statements of Operations (Unaudited)
(Amounts in thousands, except share and per share data)

	For the Three Months Ended March 31,
	2017	2016
Net Interest Income
Interest income	$12,906	$6,269
Interest expense	3,953	1,150
Total net interest income	8,953	5,119

Other Income
Change in net assets related to consolidated variable interest entities	4,610	(2,084)
Income from equity investment in unconsolidated subsidiary	16	—
Other income	164	61
Total other income (loss)	4,790	(2,023)

Operating Expenses
General and administrative	952	484
Management fees to affiliate	2,036	1,138
Incentive compensation to affiliate	—	277
Total operating expenses	2,988	1,899

Income (Loss) Before Income Taxes, Noncontrolling Interests and Preferred Dividends	10,755	1,197
Income tax expense	122	71
Net Income (Loss)	10,633	1,126
Redeemable Noncontrolling Interests in Income (Loss) of Consolidated Joint Venture	46	81
Noncontrolling Interests in Income (Loss) of Consolidated Joint Venture	210	184
Net Income (Loss) Attributable to KKR Real Estate Finance Trust Inc. and Subsidiaries	10,377	861
Preferred Stock Dividends	13	4
Net Income (Loss) Attributable to Common Stockholders	$10,364	$857

Net Income (Loss) Per Share of Common Stock, Basic and Diluted	$0.39	$0.06
Weighted Average Number of Shares of Common Stock Outstanding, Basic and Diluted	26,879,428	14,911,141
Dividends Declared per Share of Common Stock	$0.35	$0.36